Exhibit 10.23

DEED OF INDEMNIFICATION

This Deed of Indemnification (“Deed”) is made as of    , 20  by and between NIQ Global Intelligence plc, a public limited company incorporated in Ireland (registered number 605526) having its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380 (the “Company”), and     , [a member of the Board of Directors/an officer/an employee/an agent/a fiduciary] (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors and officers of the Company, it is reasonable, prudent and necessary for the Company to indemnify directors and officers of the Company to the Fullest Extent Permitted by Law so that they will serve or continue to serve the Company free from undue concern regarding such risks;

WHEREAS, the Company has requested, or may in the future request, that Indemnitee serve or continue to serve as a director and/or an officer of the Company and one or more Company Entities;

WHEREAS, one of the conditions that Indemnitee requires in order to serve as a director and/or an officer of the Company is that Indemnitee be so indemnified;

WHEREAS, the Company’s Articles of Association (the “Articles”) require indemnification of the officers and directors of the Company to the Fullest Extent Permitted by Law but the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors, officers, and other persons with respect to indemnification; and

WHEREAS, Indemnitee may also have certain rights to indemnification and/or insurance provided by one or more of the Sponsor Entities (as defined in Section 2 of this Agreement) (or their affiliates) and/or any insurer providing insurance coverage under any policy purchased or maintained by such Sponsor Entities (or their affiliates), which Indemnitee, the Company and the Sponsor Entities (or their affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of NIQ and one or more Company Entities.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as [a/an] [director/officer/employee/agent/fiduciary] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Deed does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2. Definitions. As used in this Deed:

(a) “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (as in effect on the date hereof).

(b) “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(c) A “Change in Control” occurs upon the earliest to occur after the date of this Deed of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), other than the Sponsor Entities (as defined below) and their Related Parties, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Deed), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi. For purposes of this Section 2(c), the following terms have the following meanings:

1.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.

“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.

“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(d) “Companies Act” means the Irish Companies Act 2014.

(e) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(f) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(h) “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 13(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed, by litigation or otherwise. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(i) “Fullest Extent Permitted by Law” includes, but is not limited to: (1) the maximum extent authorized or permitted by the provisions of applicable law, as such laws may from time to time be amended to increase the scope of such permitted indemnification, and/or the Articles or other governing documents of the Company and any of its Subsidiaries (as defined below) that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions; and (2) to the maximum extent authorized or permitted by any amendments to or replacements of Irish law and/or the Articles or other governing documents of the Company and any of its Subsidiaries adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Deed, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Deed.

(k) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement can be provided under this Deed. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

(l) “Related Party” means, with respect to any Person, (i) any controlling stockholder, controlling member, general partner, subsidiary, spouse or immediate family member (in the case of an individual) of such Person, (ii) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more of the Sponsor Entities (as defined below) and their respective Affiliates (other than the Company and its subsidiaries, if applicable) and Related Parties and/or such other Persons referred to in the immediately preceding clause (i), or (iii) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (ii), acting solely in such capacity.

(m) “Sponsor Entities” means investment funds affiliated with or managed or advised by Advent International, L.P., KKR & Co. Inc. or any of their Affiliates.

(n) “Subsidiaries” shall have the meaning given to it in the Companies Act.

Section 3. Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the Fullest Extent Permitted by Law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the Fullest Extent Permitted by Law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the courts of Ireland or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the Fullest Extent Permitted by Law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the Fullest Extent Permitted by Law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. To the Fullest Extent Permitted by Law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5, the Company will indemnify Indemnitee to the Fullest Extent Permitted by Law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9. Exclusions. Notwithstanding any provision in this Deed, the Company is not obligated under this Deed to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 15(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

(c) any amount, where such an indemnification is expressly prohibited by applicable law (including, with respect to any director or secretary, in respect of any liability expressly prohibited from being indemnified or otherwise limited, including pursuant to section 235 of the Companies Act (including any successor provisions)), but (i) in no way limiting any rights under sections 233 and 234 of the Companies Act (including any successor provisions) or (ii) to the extent any such limitations or prescriptions are amended or determined by a court of competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law; or

(d) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 13 of this Deed, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10. Procedure for Notification of Claim for Indemnification.

(a) Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Deed, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Deed. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 11. Procedure Upon Application for Indemnification.

(a) Unless a Change of Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

i. by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii. by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii. if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv. if so directed by the Board, by the stockholders of the Company.

(b) If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board)

(c) The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 11 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Deed, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the courts of Ireland have determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the courts of Ireland for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Deed, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will reimburse any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e) If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within thirty (30) days after such determination.

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the Fullest Extent Permitted by Law, presume Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Deed, and the Company will, to the Fullest Extent Permitted by Law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 11 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 10(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the Fullest Extent Permitted by Law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a)(iv) of this Deed.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Deed if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 12(d) is not exclusive and does not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Deed.

Section 13. Remedies of Indemnitee.

(a) Indemnitee may commence litigation against the Company in the courts of Ireland to obtain indemnification provided by this Deed in the event that (i) a determination is made pursuant to Section 11 of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) the determination of entitlement to indemnification is not made pursuant to Section 11 of this Deed within the Determination Period, (iii) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 11(d) of this Deed within thirty (30) days after receipt by the Company of a written request therefor, (iv) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Deed within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Deed void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Deed. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) If a determination is made pursuant to Section 11 of this Deed that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 the Company will have the burden of proving Indemnitee is not entitled to indemnification and will not introduce evidence of the determination made pursuant to Section 11 of this Deed.

(c) If a determination is made pursuant to Section 11 of this Deed that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company is, to the Fullest Extent Permitted by Law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Deed are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Deed.

(e) It is the intent of the Company that, to the Fullest Extent Permitted by Law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the Fullest Extent Permitted by Law, will (within thirty (30) days after receipt by the Company of a written request therefor) reimburse to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Deed, Indemnitee’s right to indemnification from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such action were made in bad faith or were frivolous or are prohibited by law.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The indemnification provided by this Deed is not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification provided by this Deed may not be limited or restricted by any amendment, alteration or repeal of this Deed in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Deed. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, or this Deed, it is the intent of the parties hereto that Indemnitee enjoy by this Deed the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities). The relationship between the Company and such other Persons, other than an Enterprise, with respect to the Indemnitee’s rights to indemnification, and insurance is described by this subsection, subject to the provisions of subsection (d) of this Section 14 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.

i. The Company hereby acknowledges and agrees:

1) the Company is the indemnitor of first resort with respect to any request for indemnification made pursuant to this Deed concerning any Proceeding;

2) the Company is primarily liable for all indemnification and indemnification obligations for any Proceeding, whether created by law, organizational or constituent documents, contract (including this Deed) or otherwise;

3) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) to indemnify Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations;

4) the Company will indemnify Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) or insurer of any such Person; and

ii. the Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Deed and (B) any right to participate in any claim or remedy of Indemnitee against any Person (including, without limitation, any Sponsor Entities), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person (including, without limitation, any Sponsor Entities), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

iii. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Deed. In no event will payment by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities).

iv. Any indemnification provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) is specifically in excess over the Company’s obligation to indemnify or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify Indemnitee as required by this Deed. If, at the time of the receipt of a notice of a claim pursuant to this Deed, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d) The Company’s obligation to indemnify Indemnitee hereunder for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e) In the event of any payment made by the Company under this Deed, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 15. Duration of Deed. This Deed continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have a Corporate Status or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification hereunder and of any

Proceeding commenced by Indemnitee pursuant to Section 13 of this Deed relating thereto. The indemnification rights provided by or granted pursuant to this Deed are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 16. Severability. If any provision or provisions of this Deed is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the Fullest Extent Permitted by Law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 17. Interpretation. Any ambiguity in the terms of this Deed will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification permitted by law. The Company and Indemnitee intend that this Deed provide to the Fullest Extent Permitted by Law for indemnification in excess of that expressly provided, without limitation, by the Articles, vote of the Company stockholders or disinterested directors, or applicable law.

Section 18. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Deed in serving or continuing to serve as a director or officer of the Company.

(b) This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of the Articles, any directors’ and officers’ insurance maintained by the Company, and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Deed is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Deed will be deemed or constitutes a waiver of any other provisions of this Deed nor will any waiver constitute a continuing waiver.

Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Deed or otherwise.

Section 21. Notices. All notices, requests, demands and other communications under this Deed will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Deed, or such other address as Indemnitee provides to the Company.

(b) If to the Company to:

c/o NIQ Global Intelligence plc

200 West Jackson Boulevard

Chicago, Illinois 60606

Attention:  John Blenke

Email:    [***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention:  Craig Marcus; Thomas Fraser

E-mail:   [***]

or to any other address as may have been furnished to Indemnitee by the Company.

Section 22. Applicable Law and Consent to Jurisdiction. This Deed and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Deed, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Deed may be brought only in the courts of Ireland and not in any state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the courts of Ireland for purposes of any action or Proceeding arising out of or in connection with this Deed, (iii) waive any objection to the laying of venue of any such action or Proceeding in the courts of Ireland, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the courts of Ireland has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts. This Deed may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

Section 24. Electronic Signatures: The Company and Indemnitee consent to the execution of this Deed or any documents referred to herein by electronic signature, provided that such manner of execution is permitted by law. The Company and Indemnitee agree that an executed copy of this Deed may be retained in electronic form and acknowledges that such electronic form shall constitute an original of this and may be relied upon as evidence of this Deed.

Section 25. Headings. The headings of this Deed are inserted for convenience only and do not constitute part of this Deed or affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Deed to be signed as of the day and year first above written.

COMPANY:	INDEMNITEE

By:
Name:	Name:
Officer:	Address: